EXHIBIT 99.1

Enerpac Tool Group Reports First Quarter Fiscal 2026 Results

First Quarter of Fiscal 2026 Highlights*

  Net sales were $144 million, a 1% decrease compared to the prior year.
  Operating margin and adjusted operating margin was 19.8%.
  Net earnings were $19.1 million, or $0.36 per diluted share.
  Adjusted EBITDA was $32.4 million and adjusted EBITDA margin was 22.4%.
  Operating cash flow was $16 million, up from $9 million in the prior year.
  Returned approximately $15 million to shareholders through share repurchases.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, Dec. 17, 2025 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal first quarter ended November 30, 2025.

"Our first quarter results were essentially as expected," said Paul Sternlieb, Enerpac Tool Group's President & CEO. "We were encouraged by some favorable developments and trends in the quarter for our products, including solid sales growth, particularly in the Americas, and even stronger order growth, reinforcing our cautiously optimistic posture entering 2026."

Consolidated Results
(US$ in millions, except per share)
	Three Months Ended
	November 30, 2025	November 30, 2024
Net Sales	$144.2	$145.2
Net Earnings	$19.1	$21.7
Diluted EPS	$0.36	$0.40
Adjusted Diluted EPS	$0.36	$0.40
Adjusted EBITDA	$32.4	$34.3

First Quarter Fiscal 2026 Consolidated Results Comparisons

Consolidated net sales for the first quarter of fiscal 2026 were $144.2 million compared to $145.2 million in the prior-year period, a decrease of 1%. On an organic basis, sales declined 2% year-over-year. IT&S sales declined 3% on an organic basis, which was partially offset by 27% growth at Cortland Biomedical.

Within IT&S, product sales increased 4% organically while service revenue declined 26% year-over-year, primarily due to softness in the UK market.

First quarter fiscal 2026 net earnings and diluted EPS were $19.1 million and $0.36 respectively, compared to $21.7 million and $0.40, respectively, in the year-ago period.

First quarter adjusted EBITDA was $32.4 million compared to $34.3 million in the year-ago period. Adjusted EBITDA margin declined 120 basis points year-over-year to 22.4% as a result of a lower gross margin and slight deleveraging of operating expenses on lower sales.

Net cash provided by operating activities was $16.0 million for the first quarter of fiscal 2026 as compared to $8.6 million in the prior-year period.

Balance Sheet and Leverage
(US$ in millions)	November 30, 2025	August 31, 2025	November 30, 2024
Cash Balance	$139.0	$151.6	$130.7
Debt Balance	$188.5	$189.7	$193.3
Net Debt to Adjusted EBITDA[1]	0.3x	0.3x	0.5x

Net debt on November 30, 2025, was $49.4 million, resulting in a net debt to adjusted EBITDA ratio of 0.3x. The Company repurchased approximately 377,000 shares of its common stock in the first quarter of fiscal 2026 for a total of $14.9 million under its share repurchase program announced in October 2025.

Outlook

The Company is maintaining its fiscal 2026 outlook, projecting a net sales range of $635 million to $655 million and organic sales growth of 1% to 4%. The Company also forecasts adjusted EBITDA of $158 million to $168 million, adjusted EPS of $1.85 to $2.00, and free cash flow of $100 million to $110 million. This guidance is based on the Company’s key foreign exchange rate assumptions and assumes no substantial change to the current tariff or regulatory environment.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on December 18, 2025. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group website (www.enerpactoolgroup.com).

1Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In addition to statements with respect to guidance, the terms “outlook,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; impacts from the imposition, or threat of imposition, of tariffs and other trade restrictions, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve or maintain operational improvements related to the ASCEND program and other restructuring actions, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2025. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA, adjusted EBITDA, adjusted, adjusted diluted earnings per share, adjusted operating profit, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Adjusted diluted earnings per share anticipated for fiscal year 2026 is calculated in a manner consistent with the historical presentation of that measure in the accompanying tables. Because of the forward-looking nature of this estimate, it is impractical to present a quantitative reconciliation of this non-GAAP measure to the comparable GAAP measure, and accordingly no such GAAP measure for that period is being presented.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	November 30,	August 31,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$139,047	$151,558
Accounts receivable, net	98,067	106,085
Inventories, net	90,307	78,774
Other current assets	45,054	39,701
Total current assets	372,475	376,118

Property, plant and equipment, net	52,739	53,275
Goodwill	287,988	289,787
Other intangible assets, net	44,954	46,942
Other long-term assets	59,905	61,745

Total assets	$818,061	$827,867

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$8,750	$7,500
Trade accounts payable	41,698	42,944
Accrued compensation and benefits	21,746	28,108
Income taxes payable	9,841	5,425
Other current liabilities	49,743	53,125
Total current liabilities	131,778	137,102

Long-term debt, net	179,710	182,168
Deferred income taxes	7,337	6,192
Pension and postretirement benefit liabilities	6,744	7,147
Other long-term liabilities	61,438	61,564
Total liabilities	387,007	394,173

Shareholders' equity
Capital stock	10,555	10,589
Additional paid-in capital	240,842	243,137
Retained earnings	288,408	284,102
Accumulated other comprehensive loss	(108,751)	(104,134)
Stock held in trust	(3,542)	(3,542)
Deferred compensation liability	3,542	3,542
Total shareholders' equity	431,054	433,694

Total liabilities and shareholders' equity	$818,061	$827,867

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	(Unaudited)
	Three Months Ended
	November 30,	November 30,
	2025	2024
Net sales	$144,208	$145,196
Cost of products sold	71,026	70,544
Gross profit	73,182	74,652

Selling, general and administrative expenses	43,095	42,318
Amortization of intangible assets	1,597	1,202
Operating profit	28,490	31,132

Financing costs, net	2,265	2,770
Other expense, net	668	487
Earnings before income tax expense	25,557	27,875

Income tax expense	6,426	6,152
Net earnings	$19,131	$21,723

Earnings per share
Basic	$0.36	$0.40
Diluted	0.36	0.40

Weighted average common shares outstanding
Basic	52,980	54,242
Diluted	53,348	54,812

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	November 30,	November 30,
	2025	2024
Operating Activities
Cash provided by operating activities	$15,976	$8,649

Investing Activities
Capital expenditures	(2,677)	(5,857)
Deferred acquisition payment	(949)	–
Cash paid for business acquisitions, net of cash acquired	–	(27,196)

Financing Activities
Principal repayments on term loan	(1,250)	(1,250)
Borrowings on revolving credit facility	–	14,421
Principal repayments on revolving credit facility	–	(14,421)
Purchase of treasury shares	(14,899)	(4,379)
Stock options, taxes paid related to the net share settlement of equity awards & other	(5,229)	(4,987)
Payment of cash dividend	(2,119)	(2,167)
Cash used in financing activities	$(23,497)	$(12,783)

Effect of exchange rate changes on cash	(1,364)	826

Net decrease from cash and cash equivalents	$(12,511)	$(36,361)
Cash and cash equivalents – beginning of period	151,558	167,094
Cash and cash equivalents – end of period	$139,047	$130,733

Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$140,134	$140,716	$153,374	$161,602	$595,825	$137,762	$–	$–	$–	$137,762
Other	5,062	4,812	5,287	5,913	21,074	6,446	–	–	–	6,446
Enerpac Tool Group	$145,196	$145,528	$158,661	$167,515	$616,899	$144,208	$–	$–	$–	$144,208

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	2.3%	4.4%	5.1%	5.4%	4.3%	(1.7%)	–	–	–	(1.7%)
Other	2.6%	33.1%	18.7%	10.4%	14.8%	27.3%	–	–	–	27.3%
Enerpac Tool Group	2.3%	5.1%	5.5%	5.5%	4.6%	(0.7%)	–	–	–	(0.7%)

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,318	$41,423	$41,125	$42,055	$166,920	$43,095	$–	$–	$–	$43,095
M&A charges	(152)	(258)	(714)	(292)	(1,415)	(91)	–	–	–	(91)
Adjusted Selling, general and administrative expenses	$42,166	$41,165	$40,411	$41,763	$165,505	$43,004	$–	$–	$–	$43,004

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.3%	25.5%	24.9%	26.8%	29.8%	–	–	–	29.8%

Adjusted Operating profit
Operating profit	$31,132	$30,820	$31,681	$39,837	$133,471	$28,490	$–	$–	$–	$28,490
Restructuring charges	–	–	5,862	–	5,862	–	–	–	–	–
M&A charges	152	261	714	292	1,419	91	–	–	–	91
Adjusted Operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$–	$–	$–	$28,581

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,074	$38,748	$42,837	$47,092	$166,751	$35,740	$–	$–	$–	$35,740
Other	1,319	1,301	2,083	1,360	6,063	2,214	–	–	–	2,214
Corporate / General	(8,109)	(8,968)	(6,663)	(8,323)	(32,062)	(9,373)	–	–	–	(9,373)
Adjusted operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$–	$–	$–	$28,581

Adjusted Operating profit %
Industrial Tools & Services Segment	27.2%	27.5%	27.9%	29.1%	28.0%	25.9%	–	–	–	25.9%
Other	26.1%	27.0%	39.4%	23.0%	28.8%	34.3%	–	–	–	34.3%
Adjusted Operating Profit %	21.5%	21.4%	24.1%	24.0%	22.8%	19.8%	–	–	–	19.8%

EBITDA (1)
Net earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$–	$–	$–	$19,131
Financing costs, net	2,770	2,371	2,395	2,376	9,911	2,265	–	–	–	2,265
Income tax expense	6,152	6,798	6,295	8,734	27,980	6,426	–	–	–	6,426
Depreciation & amortization	3,514	3,471	3,721	4,968	15,674	4,448	–	–	–	4,448
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$–	$–	$–	$32,270

Adjusted EBITDA (1)
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$–	$–	$–	$32,270
Restructuring charges	–	–	5,862	–	5,862	–	–	–	–	–
M&A charges	152	261	714	292	1,419	91	–	–	–	91
Adjusted EBITDA (1)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$–	$–	$–	$32,361

Adjusted EBITDA (1) by Segment
Industrial Tools & Services Segment	$40,807	$41,313	$45,317	$50,726	$178,163	$38,903	$–	$–	$–	$38,903
Other	1,546	1,525	2,309	1,579	6,959	2,462	–	–	–	2,462
Corporate / General	(8,042)	(9,036)	(6,595)	(7,855)	(31,527)	(9,004)	–	–	–	(9,004)
Adjusted EBITDA (1)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$–	$–	$–	$32,361

Adjusted EBITDA % (1)
Industrial Tools & Services Segment	29.1%	29.4%	29.5%	31.4%	29.9%	28.2%	–	–	–	28.2%
Other	30.5%	31.7%	43.7%	26.7%	33.0%	38.2%	–	–	–	38.2%
Adjusted EBITDA % (1)	23.6%	23.2%	25.9%	26.5%	24.9%	22.4%	–	–	–	22.4%

Notes:
(1) EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)

	Fiscal 2025		Fiscal 2026
	Q1	YTD	Q1	YTD
Net Sales
Industrial Tools & Services Segment	$140,134	$140,134	$137,762	$137,762
Other	5,062	5,062	6,446	6,446
Enerpac Tool Group	$145,196	$145,196	$144,208	$144,208

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,532	$2,532	$–	$–
Other	–	–	–	–
Enerpac Tool Group	$2,532	$2,532	$–	$–

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	–	–	–	–
Other	–	–	–	–
Enerpac Tool Group	$–	$–	$–	$–

Organic Sales by Segment (2)
Industrial Tools & Services Segment	$142,666	$142,666	$137,762	$137,762
Other	5,062	5,062	6,446	6,446
Enerpac Tool Group	$147,728	$147,728	$144,208	$144,208

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment			(3.4%)	(3.4%)
Other			27.3%	27.3%
Enerpac Tool Group			(2.4%)	(2.4%)

Industrial Tools & Services Segment Net Sales by Product Line
Industrial Tools & Services Product	$106,087	$106,087	$112,111	$112,111
Industrial Tools & Services Service	34,047	34,047	25,651	25,651
Industrial Tools & Services Segment	$140,134	$140,134	$137,762	$137,762

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Product	$1,760	$1,760	$–	$–
Industrial Tools & Services Service	772	772	–	–
Industrial Tools & Services Segment	$2,532	$2,532	$–	$–

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Product	–	–	–	–
Industrial Tools & Services Service	–	–	–	–
Industrial Tools & Services Segment	$–	$–	$–	$–

Idustrial Tools & Services Segment Organic Sales by Product Line (2)
Industrial Tools & Services Product	$107,847	$107,847	$112,111	$112,111
Industrial Tools & Services Service	34,819	34,819	25,651	25,651
Industrial Tools & Services Segment	$142,666	$142,666	$137,762	$137,762

Organic Sales Growth (Decline) %
Industrial Tools & Services Product			4.0%	4.0%
Industrial Tools & Services Service			(26.3%)	(26.3%)
Industrial Tools & Services Segment			(3.4%)	(3.4%)

(2) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)

	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (3)
Net Earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$–	$–	$–	$19,131
Restructuring charges	–	–	5,862	–	5,862	–	–	–	–	–
M&A charges	152	261	714	292	1,419	91	–	–	–	91
Net tax effect of reconciling items above	(4)	1	(910)	(492)	(1,406)	(20)	–	–	–	(20)
Adjusted Net Earnings	$21,871	$21,163	$27,710	$27,880	$98,624	$19,202	$–	$–	$–	$19,202

Adjusted Diluted Earnings per share (3)
Net Earnings	$0.40	$0.38	$0.41	$0.52	$1.70	$0.36	$–	$–	$–	$0.36
Restructuring charges, net of tax effect	–	–	0.09	(0.01)	0.09	–	–	–	–	–
M&A charges, net of tax effect	0.00	0.00	0.01	0.00	0.02	0.00	–	–	–	0.00
Adjusted Diluted Earnings per share	$0.40	$0.39	$0.51	$0.52	$1.81	$0.36	$–	$–	$–	$0.36

Notes continued:
(3) Adjusted earnings and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2026
	Low	High
Reconciliation of GAAP Operating Profit
To Adjusted EBITDA (4)
GAAP Operating profit	$141	$153
Other expense, net	(1)	(1)
Depreciation & amortization	18	16
Adjusted EBITDA	$158	$168

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$115	$120
Capital expenditures	(15)	(10)
Free Cash Flow	$100	$110

Notes continued:
(4) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Travis Williams
Senior Director, Investor Relations
investor.relations@enerpac.com